UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

P&F INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P&F INDUSTRIES, INC.

Supplement to Proxy Statement For

The Special Meeting of Stockholders

To Be Held on Tuesday, December 19, 2023

EXPLANATORY NOTE

As previously announced, on October 13, 2023, P&F Industries, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tools AcquisitionCo, LLC, a limited liability company organized under the Laws of the State of Delaware (“Parent”) and Tools MergerSub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. On November 17, 2023, The Company filed with the Securities and Exchange Commission a definitive proxy statement (the “Original Proxy Statement”), as supplemented on December 4, 2023 by a proxy supplement (the “First Proxy Supplement”, together with the Original Proxy Statement, the “Definitive Proxy Statement”) in connection with the Company’s Special Meeting of the Stockholders to be held on Tuesday, December 19, 2023, at 10:00 a.m., Eastern Standard Time, at the Conference Center located at 445 Broadhollow Road, Melville, New York 11747 (the “Special Meeting”). This supplement (the “Supplement”) to the Definitive Proxy Statement is being filed to supplement the Definitive Proxy Statement as described below.

As previously disclosed in the First Proxy Supplement, two (2) lawsuits against the Company and its board of directors (the “Board”) were filed on November 30, 2023 (the “Actions”) and the Company has received several demand letters from counsel representing purported stockholders of the Company alleging that the Original Proxy Statement omitted material information that rendered it incomplete and misleading (the “Demand Letters”). The Company vigorously denies that the Original Proxy Statement or the Definitive Proxy Statement is deficient, incomplete or misleading in any respect. The Company believes that the claims asserted in the Actions and Demand Letters are without merit and no further disclosure is required to supplement the Definitive Proxy Statement under applicable laws. However, solely to moot the unmeritorious disclosure claims and minimize the risk, costs, burden, nuisance and uncertainties inherent in litigation, the Company hereby supplements the disclosures contained in the Definitive Proxy Statement (the “Supplemental Disclosures”). Nothing in this Supplement will be deemed an admission of the legal necessity or materiality under any applicable laws for any of the disclosures set forth herein. The Supplemental Disclosures are set forth below and should be read in conjunction with the Definitive Proxy Statement.

SUPPLEMENTAL DISCLOSURES TO THE DEFINITIVE PROXY STATEMENT

This Supplement should be read in conjunction with the Definitive Proxy Statement, which you are urged to read in its entirety. Nothing in this Supplement shall be deemed an admission of the legal necessity or materiality of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Demand Letters and the complaints filed in the Actions that any additional disclosure was or is required. The information contained in this Supplement is incorporated by reference into the Definitive Proxy Statement. To the extent that information in this Supplement differs from or updates information contained in the Definitive Proxy Statement, the information in this Supplement shall supersede or supplement the information in the Definitive Proxy Statement. Paragraph and page references used herein refer to the Definitive Proxy Statement before any additions or deletions resulting from this Supplement. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Definitive Proxy Statement. New text within the restated language from the Definitive Proxy Statement is highlighted with bold, underlined text and removed language within restated language from the Definitive Proxy Statement is indicated by ~~strikethrough text~~. Except as specifically noted herein, the information set forth in the Definitive Proxy Statement remains unchanged.

On page 45 of the Definitive Proxy Statement, the fourth full paragraph on the page in the section entitled “Opinion of P&F’s Financial Advisor – Discounted Cash Flow Analysis” is hereby amended as follows:

The ~~discounted~~ projected free cash flow that East Wind utilized in the analysis, ~~was based on projections prepared by management (the “Projections”)~~ which provided the basis for its Fairness Opinion, was provided by Management as ~~set forth~~ is presented in the section below entitled “Projections Prepared by P&F Management” and the discounted cash flow analysis it performed was based on those free cash flow projections (the “Projections”). Consistent with the periods included in the Projections, East Wind used fiscal year 2027 as the final year for the analysis and utilized two methodologies for comparison purposes to calculate a terminal value: (i) applied multiples ranging from 6.5x to 7.5x, selected by East Wind upon the application of its professional judgment and expertise after reviewing M&A transaction multiples for comparable companies, to normalized fiscal year 2027 EBITDA in order to derive a range of terminal values for P&F in 2027, and (ii) applied perpetual growth rates ranging from 2.5% to 3.5%, selected by East Wind upon the application of its professional judgment and expertise, to normalized fiscal year 2027 unlevered free cash flow in order to derive a range of terminal values for P&F in 2023. Normalized EBITDA and normalized free cash flow are derived from the Projections but assumes (i) forecasted capital expenditures in the terminal year to be equal to the average of capital expenditures as a percentage of revenue from 2023-2027 (2.7%) applied to the revenue in the terminal year, and (ii) depreciation and amortization in the terminal year being equal to normalized capital expenditures. The perpetual growth rates were chosen based on historical inflation rates, as well as being below historical GDP growth rates.

On page 45 of the Definitive Proxy Statement, the fifth full paragraph on the page in the section entitled “Opinion of P&F’s Financial Advisor – Discounted Cash Flow Analysis” is hereby amended as follows:

The projected unlevered free cash flows and terminal values were discounted using rates ranging from 17.0% to 19.0%, which range was selected, upon the application of East Wind’s professional judgment and expertise, to reflect the weighted average after-tax cost of debt and equity capital associated with executing P&F’s business plan. This range was selected based on the beta from a simple average of 15 publicly traded companies, certain macroeconomic conditions, as well as East Wind’s experience and judgment. The resulting range of ~~present~~ enterprise values was adjusted by P&F’s net debt (the face amount of total debt ~~and preferred stock and book value of non-controlling interests~~ less the amount of excess cash and cash equivalents, as reflected on P&F’s most recent projection for the year-end balance sheet)~~, as well as other~~. Excess cash is defined as cash above the average cash balance retained in the business for operations over the latest four quarters. Average cash balance retained in the business over the last four quarters is $573,750. The net debt of the Company, as of September 30th, 2023 is approximately $3,940 thousands. Other wind down expenses and transaction fees associated with executing a transaction were also factored into the calculation of equity value. This value was divided by the number of diluted shares outstanding, approximately 3,273 thousands, in order to arrive at a range of present values per share of P&F common stock. East Wind reviewed the range of per share prices derived in the discounted cash flow analysis and compared them to the price per share for P&F common stock implied by the Merger Consideration. The results of the discounted cash flow analyses are summarized below:

On page 46 of the Definitive Proxy Statement, first and second tables on the page in the section entitled “Opinion of P&F’s Financial Advisor – Discounted Cash Flow Analysis” are hereby amended as follows:

Exit Multiple Methodology:

			Exit Multiple Methodology
($ in thousands)			Discount Rate
			16%	17%	18%	19%	20%
	8.0	x	$49,439	$48,024	$46,666	$45,361	$44,107
	7.5	x	$47,293	$45,951	$44,662	$43,424	$42,234
Exit Multiple	7.0	x	$45,147	$43,878	$42,658	$41,487	$40,360
	6.5	x	$43,002	$41,804	$40,654	$39,549	$38,487
	6.0	x	$40,856	$39,731	$38,650	$37,612	$36,613

Perpetual Growth Rate Methodology:

		Perpetual Growth Rate Methodology
($ in thousands)		Discount Rate
		16%	17%	18%	19%	20%
	4.0%	$39,589	$36,781	$34,369	$32,274	$30,437
	3.5%	$38,610	$35,969	$33,688	$31,696	$29,943
Growth Rate	3.0%	$37,706	$35,215	$33,052	$31,155	$29,478
	2.5%	$36,869	$34,513	$32,457	$30,646	$29,039
	2.0%	$36,092	$33,857	$31,899	$30,167	$28,625

On page 46 of the Definitive Proxy Statement, the first table on the page in the section entitled “Opinion of P&F’s Financial Advisor – Selected Publicly Trading Companies Analysis” is hereby amended as follows:

$ in millions		LTM			Enterprise Value / LTM
Company	Enterprise Value	Revenue	EBITDA	EBIT	~~LTM~~  Revenue		~~LTM~~  EBITDA		~~LTM~~  EBIT
The L.S. Starrett Company	$81.9	$256.2	$35.5	$29.1	0.3	x	2.3	x	2.8	x
The Eastern Company	$169.5	$281.5	$18.6	$11.4	0.6	x	~~9.2~~ 9.1	x	14.9	x
Coventry Group Ltd	$128.2	$233.1	$9.1	$6.9	0.5	x	14.1	x	18.6	x
Cominix Co.,Ltd.	$54.7	$196.5	$7.8	$6.0	0.3	x	7.0	x	9.1	x
KPT Industries Limited	$19.2	$18.7	$2.4	$2.1	1.0	x	8.0	x	9.1	x
Halcyon Technology	$18.0	$31.0	$5.9	$2.3	0.6	x	3.0	x	7.8	x

On page 47 of the Definitive Proxy Statement, the first table on the page in the section entitled “Opinion of P&F’s Financial Advisor – Selected Transaction Analysis” is hereby amended as follows:

$ in millions				Enterprise Value
Company	Enterprise Value	LTM Revenue	LTM EBITDA	LTM Revenue		LTM EBITDA
Toyo Knife Co., Ltd.	$18.6	$41.5	$3.5	0.4	x	5.3	x
East Chicago Machine Tool Corporation	$53.7	NA	$8.0	NA		6.7	x
General Tools & Instruments LLC	$120.4	NA	$15.2	NA		7.9	x
Nubco Pty Ltd.	$26.3	$27.8	$4.2	0.9	x	6.2	x
WSI Industries, Inc.	$22.4	$30.6	$2.6	0.7	x	8.7	x
AWC Frac Valves, Inc.	$35.0	NA	$3.6	NA		9.7	x
NII FPG Company	$173.0	NA	$21.0	NA		8.2	x
Hardinge Inc.	$197.9	$292.0	$22.6	0.7	x	8.7	x

On page 48 of the Definitive Proxy Statement, the first two full paragraph on the page in the section entitled “Opinion of P&F’s Financial Advisor – Premiums Paid Analysis” is hereby amended as follows:

Premiums Paid Analysis. East Wind analyzed the premiums paid for select acquisitions of public companies with market capitalization below $65 billion (“All Companies”) utilizing publicly available information, industrial sector companies (“Industrial Companies”), and below $250 million dollars (“Small Cap Companies”) that closed since January 1, 2020. To analyze historical premiums that were paid, East Wind analyzed the average premium paid in approximately 3,000 transactions for All Companies. For Industrial Companies, East Wind reviewed and calculated the averaged premiums paid in approximately 500 transactions. For the Small Cap Companies, East Wind determined the average premiums paid in approximately 1,700 transactions. For the three aforementioned categories, East Wind also included transactions that were announced in the past 12 months.

East Wind prepared a summary of the relative valuation ~~multiples~~ premiums paid in these transactions, with respect to the stock price one day prior to announcement, one week prior to announcement, and one month prior to announcement. The results for these analyses in comparison to the Merger Consideration are summarized below:

 On page 49 of the Definitive Proxy Statement, the third full paragraph on the page in the section entitled “Opinion of P&F’s Financial Advisor – Additional Considerations” is hereby amended as follows:

East Wind has also provided certain financial advisory services to P&F from time to time for which it has received compensation, including having advised the Board in 2019 with respect to the repurchase of P&F common stock from a shareholder. P&F paid East Wind an advisory service fee of $5,000 in connection with the 2019 engagement.

On page 49 of the Definitive Proxy Statement, the sixth full paragraph on the page in the section entitled “Projections Prepared by P&F’s Management” is hereby amended as follows:

On February 2, 2023 in the CIM, P&F presented to potential acquirors, including ShoreView, with historical data for the fiscal years ending December 31, 2020, and December 31, 2021, an estimate for the fiscal year ending December 31, 2022 and a forecast for the fiscal year ending December 31, 2023. The projections included in the CIM (the “Initial Projections”) included a financial breakdown of each of the subsidiaries, Hy-Tech and Florida Pneumatic (the “Initial Subsidiary Projections”). The Initial Subsidiary Projections included revenue and gross profit for HT and FP, as well as projected revenue, gross profit margin, and EBITDA for PTG for the fiscal year ending December 31, 2022 and a forecast for the fiscal year ending December 31, 2023. The Initial Projections also included a consolidated pro-forma estimate for P&F for the fiscal year ending December 31, 2022 and a forecast for the fiscal year ending December 31, 2023.

On page 50 of the Definitive Proxy Statement, the following paragraph and table are inserted immediately preceding the paragraph beginning “On April 19, 2023 and . . .”:

The tables below summarize the Initial Subsidiary Projections that were presented to potential buyers, including ShoreView:

$ in millions	Florida Pneumatic Projections
	Year Ending December 31,
	2020	2021	2022	2023
Revenue	$38.3	$41.5	$41.4	$39.1
Gross Profit	$14.0	$15.3	$16.5	$17.1
Gross Margin	36.6%	36.8%	39.8%	43.7%

$ in millions	Hy-Tech Projections
	Year Ending December 31,
	2020	2021	2022	2023
Revenue	$8.6	$9.3	$12.0	$12.3
Gross Profit	$0.7	$2.4	$2.8	$3.7
Gross Margin	8.6%	25.5%	23.1%	29.7%

$ in thousands	PTG Projections
	Year Ending December 31,
	2020	2021	2022	2023
Revenue	$2,326.0	$2,846.0	$5,616.0	$6,822.0
EBITDA	($1,160.0)	($860.0)	($1,099.0)	$393.0
Gross Margin	-23.9%	-10.2%	-5.9%	13.4%

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed Merger, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on November 17, 2023 and mailed the definitive proxy statement and other relevant documents to the Company’s shareholders on November 17, 2023. This filing does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors may obtain a free copy of the proxy statement and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement and other relevant documents are available at www.astproxyportal.com/ast/04902 or by directing a request to: P&F Industries, Inc., 445 Broadhollow Road, Suite 100, Melville, New York 11747 or by telephone at (631) 694-9800.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the shareholders of the Company in connection with the proposed Merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed Merger, which may be different than those of the Company’s shareholders generally, are set forth in the proxy statement and the other relevant documents to be filed with the SEC. Shareholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common shares in the Company’s definitive proxy statement filed on Schedule 14A, which was filed with the SEC on November 17, 2023.

Additional information regarding the interests of such individuals in the proposed acquisition of the Company are included in the Proxy Statement. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and at www.astproxyportal.com/ast/04902.

Cautionary Statement on Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including all statements other than statements of historical fact contained in this communication and includes, without limitation, statements regarding the transaction and anticipated closing date. These statements identify prospective information and may include words such as “expects,” “intends,” “continue,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “should,” “may,” “will,” or the negative version of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this communication and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to, the following risks: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the risk that the Company’s stockholders may not approve the proposed transaction; (iii) inability to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (iv) uncertainty as to the timing of completion of the proposed transaction; (v) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (vi) potential litigation relating to the proposed transaction that could be instituted against the Company, Parent or their respective directors and officers, including the effects of any outcomes related thereto; or (vii) possible disruptions from the proposed transaction that could harm the Company’s or Parent’s business, including current plans and operations. Information concerning additional risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this communication is contained in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K filed with the SEC on March 29, 2023, its quarterly reports on Form 10-Q filed with the SEC on May 12, 2023. August 11, 2023 and November 9, 2023, and other documents the Company may file with or furnish to the SEC from time to time such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made. The information contained in, or that can be accessed through, the Company’s website and social media channels are not part of this communication.